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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-60066) and the Registration Statements on Form S-8 (Nos. 33-18410, 33-34976, 33-45830, 33-45831 and 33-45832) of Reliance Electric Company of our report dated February 3, 1994, appearing on page 1 of Exhibit 99.4 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page FS-2 of this Form 10-K.

PRICE WATERHOUSE

Cleveland, Ohio
March 3, 1994